EXHIBIT 6(a)(ii)

                             HT INSIGHT FUNDS, INC.
                               ONE EXCHANGE PLACE
                                   TENTH FLOOR
                                BOSTON, MA 02109

                                                             April 9, 1996

Funds Distributor, Inc.
One Exchange Place
Boston, Massachusetts, 02109

To Whom It May Concern:


         Reference is made to the Distribution Agreement between us dated as of April 13, 1994 (the "Agreement").

         Pursuant to the first paragraph of the Agreement, this letter is to provide notice of the creation of an additional portfolio, the Harris Insight Hemisphere Free Trade Fund (the "New Fund").

         We request that you act as Distributor under the Agreement with respect to the New Fund.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                       Sincerely,


                                                       HT Insight Funds, Inc.

                                                       -------------------------
                                                       Patricia L. Bickimer
                                                       President
Accepted:         Funds Distributor, Inc.

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                  By: